                                                                     Exhibit 5.1

                           National City Corporation
                             1900 East Ninth Street
                            Cleveland OH 44114-3484

                                 March 5, 1999




Ladies and Gentlemen:

         The law department acts as counsel to National City Corporation (the "Company") and in connection with the Company's issuance and sale of up to $1,000,000,000 aggregate principal amount of its senior or subordinated unsecured debt securities (the "Debt Securities"), pursuant to its Registration Statement on Form S-3, as amended (the "Registration Statement") filed as of this date by the Company with the Securities and Exchange Commission (the "Commission"). We are familiar with the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization, issuance, authentication and sale of the Debt Securities.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

        Based on the foregoing and subject to the proposed additional proceedings required for the due designation of the specific terms of the Debt Securities by the Board of Directors of the Company, or a Committee thereof duly designated and empowered for such purpose, being duly taken and completed by the Company as now contemplated prior to the issuance to the Debt Securities, we are of the opinion that:

        1. The form of Senior Indenture between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Registration Statement (the "Senior Indenture") when duly executed and delivered by the Company and The Bank of New York will constitute a valid and binding instrument of the Company and will comply with the requirements of the Trust Indenture Act of 1939, as amended (the "1939 Act").

        2. The Subordinated Indenture between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures") when duly executed and delivered by the Company and The Bank of New York will constitute a valid and binding instrument of the Company and will comply with the requirements of the 1939 Act.

        3. The Debt Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the applicable Indenture and when delivered and paid for, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.


        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us, as counsel for the Company under the caption "Legal Opinions" in the prospectus comprising a part of such Registration Statement.

                                     Very truly yours,

                                     /s/ Carlton E. Langer

                                     Carlton E. Langer
                                     Vice President and Assistant Secretary